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                                                                    Exhibit 3.01


                          CERTIFICATE OF INCORPORATION

                                       OF

                                INGRAM MICRO INC.

                                    * * * * *


            FIRST: The name of the Corporation is Ingram Micro Inc.

            SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware. The name of its registered agent at such address is The Corporation Trust Company.

            THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended ("DELAWARE LAW").

            FOURTH: (a) SHARES AUTHORIZED. The total number of shares of stock which the Corporation shall have authority to issue is (i) a total of 400,000,000 shares of Common Stock, par value $0.01 per share (the "COMMON STOCK"), in two classes consisting of 265,000,000 shares of Class A Common Stock (the "CLASS A COMMON STOCK") and 135,000,000 shares of Class B Common Stock (the "CLASS B COMMON STOCK") and (ii) 1,000,000 shares of Preferred Stock, par value $0.01 per share (the "PREFERRED STOCK"). The number of authorized shares of any class or classes of capital stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote generally in the election of directors, irrespective of the provisions of Section 242(b)(2) of the Delaware Law or any corresponding provision hereinafter enacted.

            (b) COMMON STOCK. All shares of Class A Common Stock and Class B Common Stock will be identical and will entitle the holders thereof to the same rights and privileges, except as otherwise provided herein.
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            (1) VOTING RIGHTS. The holders of the Class A Common Stock shall be entitled to one vote on each matter to be voted on by the stockholders of the Corporation for each share of such stock held. The holders of the Class B Common Stock shall be entitled to 10 votes on each matter to be voted on by the stockholders of the Corporation for each share of such stock held. Except as otherwise required by applicable law, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

            (2) DIVIDENDS AND DISTRIBUTIONS. Subject to the preferences applicable to Preferred Stock outstanding at any time, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall be entitled to receive, from time to time, when and as declared by the Board of Directors, out of assets or funds of the Corporation legally available therefor, dividends and other distributions in cash, property or securities of the Corporation; provided that, subject to the provisions of this subparagraph, the Corporation shall pay dividends or other distributions to the holders of each class of Common Stock that are equal on a per share basis. In the case of dividends or other distributions payable in Class A Common Stock or Class B Common Stock, including distributions pursuant to stock splits or divisions of Class A Common Stock or Class B Common Stock, only shares of Class A Common Stock shall be distributed with respect to Class A Common Stock and only shares of Class B Common Stock shall be distributed with respect to Class B Common Stock. In the case of dividends or other distributions consisting of other voting securities of the Corporation, the Corporation shall declare and pay such dividends in two separate classes of such voting securities, identical in all respects, except that the voting rights of each such security paid to the holders of Class A Common Stock shall be one-tenth of the voting rights of each such security paid to the holders of Class B Common Stock, and such security paid to the holders of Class B Common Stock shall convert into the security paid to the holders of Class A Common Stock upon the same terms and conditions applicable to the Class B Common Stock. In the case of dividends or other distributions consisting of non-voting securities convertible into, or exchangeable for, voting securities of the Corporation, the Corporation shall provide that such convertible or exchangeable securities and the underlying securities




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      be identical in all respects (including, without limitation, the conversion or exchange rate), except that the voting rights of each security underlying the convertible or exchangeable security paid to the holders of Class A Common Stock shall be one-tenth of the voting rights of each security underlying the convertible or exchangeable security paid to the holders of the Class B Common Stock, and such underlying securities paid to the holders of Class B Common Stock shall convert into the underlying securities paid to the holders of Class A Common Stock upon the same terms and conditions applicable to the Class B Common Stock.

            (3) STOCK SPLITS. The Corporation shall not in any manner subdivide or combine (by stock split, stock dividend, reclassification, recapitalization or otherwise) the outstanding shares of one class of Common Stock unless the outstanding shares of all classes of Common Stock shall be proportionately subdivided or combined.

            (4) CONVERSION OF CLASS B COMMON STOCK. (A) OPTIONAL. Subject to the provisions of this subparagraph (4),the holder of each share of Class B Common Stock shall have the right, at any time, at such holder's option, to convert each outstanding share of Class B Common Stock into one fully paid and nonassessable share of Class A Common Stock. Such right of conversion shall be exercised by the holder thereof by giving written notice to the Corporation that the holder elects to convert a stated number of shares of Class B Common Stock into Class A Common Stock and by surrender of a certificate or certificates for the shares to be converted as provided in subparagraph (4)(C) below.

            (B) AUTOMATIC. Each outstanding share of Class B Common Stock will be automatically converted into one fully paid and nonassessable share of Class A Common Stock without any action (including without limitation the surrender of certificates therefor) on the part of the holder thereof upon the earliest to occur of:

                (I) the fifth anniversary of the consummation of the split-off pursuant to the Exchange Agreement (the "EXCHANGE AGREEMENT") to be entered into among Ingram Industries Inc., Ingram Entertainment Inc., the Corporation and the persons listed on the signature pages thereof;

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                (II) the sale or transfer of such share of Class B Common Stock
            (A) by a holder that is a party to the Board Representation Agreement (as defined in the Exchange Agreement) to any person that is not (i) an affiliate of such holder, (ii) the spouse or a descendant (including adopted persons and their descendants) of such holder, their estates or trusts or other entities for the benefit of such holder or its affiliates, spouse or descendants (including adopted persons and their descendants) or (iii) any other party to the Exchange Agreement or (B) by any other holder, to a holder that is not the spouse or a descendant (including adopted persons and their descendants) of such holder, their estates or trusts for the benefit thereof; and

                (III) the date on which the number of shares of Class B Common
            Stock then outstanding represents less than 25% of the aggregate number of shares of Class A Common Stock and Class B Common Stock then outstanding, as determined by the Board of Directors of the Corporation.

      As soon as practicable following the occurrence of an event referred to in clause (I) or (III) above, written notice of such automatic conversion shall be given by the Corporation to all holders of Class B Common Stock. Upon receipt of such written notice, or immediately prior to the consummation of any sale or transfer referred to in clause (II) above, each holder of Class B Common Stock shall, pursuant to subparagraph (4)(C) below, surrender the certificate or certificates representing the shares of Class B Common Stock that have been or will be converted.

            (C) Each certificate for shares of Class B Common Stock to be surrendered to the Corporation in connection with a conversion shall be surrendered at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Class B Common Stock) at any time during its usual business hours, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Class A Common Stock shall be issued. Unless the shares issuable on conversion are to be issued in the same name as the name in which such shares of Class B Common Stock are registered, each share surrendered for conversion shall be accompanied by instruments of

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      transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and by transfer tax stamps or funds therefor, if required pursuant to subparagraph (4)(G) below.

            (D) Promptly following the receipt by the Corporation of the certificate for the share or shares of Class B Common Stock surrendered for conversion, together with the other documents referred to in subparagraph (4)(C) above, and the payment in cash of any amount required pursuant to subparagraph (4)(G) below, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of shares of Class A Common Stock issuable upon conversion of such share or shares of Class B Common Stock. Such conversion shall be deemed to have been effected immediately prior to the close of business on (x) the date on which the certificate or certificates for such share or shares, together with the other documents referred to in subparagraph (4)(C) above, shall have been surrendered and the payment of the amount required pursuant to subparagraph (4)(G) below shall have been made, in the case of a conversion pursuant to subparagraph (4)(A) above or
      (y) upon consummation of the sale or the happening of an event in the case of a conversion pursuant to subparagraph (4)(B) above, and at such time the rights of the holder of such share or shares of Class B Common Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Class A Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

            (E) If the number of shares of Class B Common Stock represented by the certificate or certificates surrendered for conversion exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder thereof, at the expense of the Corporation, a new certificate or certificates for the number of shares of Class B Common Stock represented by the certificate or certificates surrendered which are not to be converted.

            (F) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Class A Common Stock as shall be required for

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      the purpose of effecting conversions of the Class B Common Stock.

            (G) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock on conversion of the Class B Common Stock pursuant hereto; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Class A Common Stock in a name other than that of the holder of the Class B Common Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                (H)(I) In the event that the Corporation shall enter into any consolidation, merger, combination or other transaction in which shares of any class of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then, and in such event, the shares of each class of Common Stock shall be exchanged for or changed into an amount per share equal to the amount of stock, securities, cash and/or any other property, as the case may be, into which or for which each share of the other class of Common Stock is exchanged or changed; provided that if shares of Class A Common Stock and Class B Common Stock are exchanged for or changed into shares of capital stock, such shares so exchanged for or changed into may differ to the extent and only to the extent that the Class A Common Stock and Class B Common Stock differ as provided herein.

                (II) In the event of a reclassification, change of outstanding shares (other than a change in par value or as a result of any subdivision or combination) or other similar transaction as a result of which the shares of Class A Common Stock are converted into another security, then a holder of Class B Common Stock shall be entitled to receive upon conversion the amount of such security that such holder would have received if such conversion had occurred immediately prior to the record date of such reclassification or other similar transaction.

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                (III) If a share of Class B Common Stock shall be converted subsequent to the record date for the payment of a dividend or other distribution on shares of Class B Common Stock but prior to such payment, then the registered holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such share on such date notwithstanding the conversion thereof.

            (5) LIQUIDATION RIGHTS. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for the payment of the debts and other liabilities of the Corporation and after making provision for the holders of each series of Preferred Stock, if any, the remaining assets and funds of the Corporation, if any, shall be divided among and paid ratably to the holders of the Class A Common Stock and the Class B Common Stock treated as a single class.

            (6) ISSUANCE. Shares of Class B Common Stock which have been issued and reacquired in any manner, including shares purchased, redeemed, converted or exchanged, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) be canceled and shall not be available for reissue or redesignation.

            (c) PREFERRED STOCK. The Board of Directors is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock and to fix the voting powers, full or limited, or no voting powers and the designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications or restrictions thereof, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by Delaware Law.

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            FIFTH: The name and mailing address of the incorporator are:

             NAME                  MAILING ADDRESS
             ----                  ---------------

             Carole Schiffman      450 Lexington Avenue
                                   New York, New York 10017

The power of the incorporator as such shall terminate upon the filing of this Certificate of Incorporation.

            SIXTH: The names and mailing addresses of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualified are:

             NAME                     MAILING ADDRESS
             ----                     ---------------

             Linwood A. Lacy, Jr.     c/o Ingram Micro Inc.
                                      1600 East St. Andrew Place
                                      Santa Ana, CA  92705

             Philip M. Pfeffer        c/o Ingram Micro Inc.
                                      1600 East St. Andrew Place
                                      Santa Ana, CA  92705

             Jeffrey R. Rodek         c/o Ingram Micro Inc.
                                      1600 East St. Andrew Place
                                      Santa Ana, CA  92705

             David R. Dukes           c/o Ingram Micro Inc.
                                      1600 East St. Andrew Place
                                      Santa Ana, CA  92705

             John R. Ingram           c/o Ingram Micro Inc.
                                      1600 East St. Andrew Place
                                      Santa Ana, CA  92705

             David B. Ingram          c/o Ingram Micro Inc.
                                      1600 East St. Andrew Place
                                      Santa Ana, CA  92705

            SEVENTH: The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation.

            EIGHTH: (a) Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

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            (b) There shall be no cumulative voting in the election of directors.

            NINTH: For so long as any shares of Class B Common Stock are outstanding, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, by written consent setting forth the action to be taken signed by the holders of outstanding capital stock entitled to vote thereon having not less than the minimum number of votes that would be necessary to authorize or take such action at a stockholders' meeting at which all shares entitled to vote thereon were present and voted. Commencing at such time as there are no shares of Class B Common Stock outstanding, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with Delaware Law and may not be taken by written consent of stockholders without a meeting.

            TENTH: (a) A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law.

            (b)(i) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law. The right to indemnification conferred in this ARTICLE TENTH shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law. The right to indemnification conferred in this ARTICLE TENTH shall be a contract right.

            (ii) The Corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

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            (c) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under Delaware Law.

            (d) The rights and authority conferred in this ARTICLE TENTH shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

            (e) Neither the amendment nor repeal of this ARTICLE TENTH, nor the adoption of any provision of this Certificate of Incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of this ARTICLE TENTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

            ELEVENTH: The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by Delaware Law and, except as otherwise provided in ARTICLE TENTH, all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power. For so long as any shares of Class B Common Stock are outstanding, in addition to any vote otherwise required by law, any such amendment shall require approval of both (a) a majority of the members of the Board of Directors and (b) the holders of a majority of the voting power of all the shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

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            IN WITNESS WHEREOF, I have hereunto signed my name this 29th day of
April, 1996.


                                        /s/ Carole Schiffman
                                    _______________________________
                                            Carole Schiffman





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